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                                                                   Exhibit 10.15


                                 LEASE AGREEMENT

     1. PARTIES. This Lease is made by and between SBC&D CO., INC., a California corporation ("Landlord"), and AG ASSOCIATES, INC., a California corporation ("Tenant").

     2. DEMISE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the "Premises") presently known, as of the date of this Lease, as 4425 and 4423 Fortran Court, situated in the City of San Jose, County of Santa Clara, State of California, described as follows: approximately one hundred fifteen thousand five hundred and one (115,501) square feet of floor space located in Building B and a portion of Building C (Building B and Building C are hereinafter collectively referred to as the "Building"), as shown cross-hatched on the site plan (the "Site Plan") attached hereto as Exhibit "A", together with the Tenant Improvements to be constructed by Landlord pursuant to the Improvement Agreement attached hereto as Exhibit "C". The actual leased square footage shall be determined upon final approval of the Final Tenant Improvement Plans pursuant to Exhibit "C" attached hereto. The Premises are located on a larger parcel (the "Parcel") containing other buildings in addition to Buildings B and C (all buildings on the Parcel are collectively referred to as the "Buildings") as shown on the Site Plan, which Parcel is described in Exhibit "B" attached hereto. In the event Landlord subdivides the Parcel in the future into two (2) or more legal parcels, the term "Parcel" shall thereafter refer to the legal parcel on which the Premises are located. Except as provided in Exhibit "C", Landlord shall not be required to make any alterations, additions or improvements to the Premises and the Premises shall be leased to Tenant in an "as-is" condition; provided, however, the Premises will be delivered to Tenants in good condition and repair, including the roof and structural integrity of the Building, and the Premises as they exist on the date of execution of this Lease (exclusive of any tenant Improvements constructed pursuant to Exhibit "C"), will be in compliance with all governmental codes, ordinances and statutes, including Americans With Disabilities Act ("ADA").

     3. TERM. The term of this Lease ("Lease Term") shall be for seven (7) years, commencing on the date (the "Commencement Date") the Tenant Improvements (as defined in Exhibit "C") are Substantially Completed (as defined in Exhibit "C") and ending seven (7) years thereafter unless sooner terminated pursuant to any provision hereof. Notwithstanding said scheduled Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant and the commencement and termination dates of this Lease shall be revised to conform to the date of Landlord's delivery of possession. In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease, including the obligation to pay the Monthly Installment of rent and Common Area Charges.


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     4.   RENT.

          A. TIME OF PAYMENT. Tenant shall pay to Landlord as rent for the Premises the respective sums specified in Subparagraph 4.B below (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Commencement Date and continuing through the term of this Lease, together with such additional rents as are payable by Tenant to landlord under the terms of this Lease. The Monthly Installment for any period during the Lease Term which period is less than one (1) full month shall be a prorata portion of the Monthly Installment based upon a thirty (30) day month.

          B.   MONTHLY INSTALLMENT.

               (1) INITIAL MONTHLY INSTALLMENT. The initial Monthly Installment of rent payable during the first through the twelfth months of the Lease Term shall be the sum of (a) Sixty-Six Thousand Sixty-Six and 57/100 Dollars ($66,066.57), plus (b) the Improvement Rent (as defined in Paragraph 12 of the Improvement Agreement attached hereto as Exhibit "C").

               (2) RENT ADJUSTMENTS. On each anniversary of the Commencement Date commencing with the first anniversary of the Commencement Date and continuing on each anniversary of the Commencement Date throughout the remainder of the Lease Term (with each such anniversary being referred to as a "Rental Adjustment Date"), the Monthly Installment of rent shall be increased to a sum equal to Two Thousand Eight Hundred Eighty-Seven and 53/100 Dollars ($2,887.53) plus the Monthly Installment of rent payable for the calendar month immediately preceding such Rental Adjustment Date. The Monthly Installment of rent as adjusted on any Rental Adjustment Date shall remain in effect until the next Rental Adjustment Date.

          C. LATE CHARGE. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, Tenant shall pay to Landlord, as additional rent, a late charge equal to four percent (4%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cots Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

          D. ADDITIONAL RENT. All taxes, insurance premiums, Common Area Charges, late charges, costs and expenses which Tenat is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs, and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and shall be paid

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in addition to the Monthly Installment of rent, and, in the event of nonpayment by Tenant, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the nonpayment of the Monthly Installment of rent.

          E. PLACE OF PAYMENT. Rent shall be payable in lawful money of the United States of America to Landlord at 511 Division Street, Campbell, California 95007 or to such other person(s) or at such other place(s) as Landlord may designate in writing. Landlord shall provide Tenant with five (5) days prior written notice of the effective date of any change of address.

          F. ADVANCE PAYMENT. Concurrently with the execution of this Lease, Tenant shall pay to Landlord the sum of Eighty-NineThousand One Hundred Sixty-Seven Dollars ($89,167.00) to be applied to the Monthly Installment of rent first accruing under this Lease.

     5. SECURITY DEPOSIT. Tenant shall deposit the sum of Eighty-Nine Thousand One Hundred Sixty-Seven Dollars ($89,167.00) (the "Security Deposit") upon execution of this Lease, to secure the faithful performance by Tenant of each term, covenant and condition of this Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant or condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit (A) to the extent of any sum due to Landlord; (B) to make any required payment on Tenant's behalf; or (c) to compensate Landlord for any loss, damages, attorneys' fees or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general funds. Should Tenant comply with all the terms, covenants, and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then said Security Deposit, less any sums owing to Landlord or which Landlord is otherwise entitled to retain, shall be returned to Tenant within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant. If at any time during the term of this Lease, the Monthly Installment of rent increases to an amount greater than the Security Deposit, Tenant shall pay Landlord such additional amount as is needed to increase the amount of the Security Deposit to an amount equal to one month's rent at the then applicable rate.

     6. USE OF PREMISES. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of office, R&D, light manufacturing, distribution and warehousing and for no other purpose. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb the quiet enjoyment of any other tenant in the buildings adjacent to the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which endanger the structure, or place any harmful liquids in the drainage system of the Building. No waste materials or refuse shall be dumped upon or permitted to remain upon any


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part of the Premises outside of the Building, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. No materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the Building. Tenant shall strictly comply with the provisions of Paragraph 39 below.

     7.   TAXES AND ASSESSMENTS.

          A. TENANT'S PROPERTY. Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

          B. PROPERTY TAXES. Tenant shall pay, as additional rent, Tenant's Pro Rata Share (as defined below) of all Property Taxes levied or assessed with respect to the land comprising the Parcel and with respect to all buildings and improvements located on the Parcel which become due or accrue during the term of this Lease. Tenant shall pay such Property Taxes to Landlord on or before the later of the following dates: (1) at least ten (10) days prior to the delinquency date; or (2) twenty (20) days after receipt of billing. If Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. In the event Landlord's mortgagee requires an impound for Property Taxes, then on the first day of each month during the Lease Term, Tenant shall pay Landlord one twelfth (1/12) of its annual share of such Property Taxes. Tenant's liability hereunder shall be presented to reflect the Commencement and termination date of this Lease.

         As used in this Lease, the term "Tenant's Pro Rata Share" shall mean a fraction, expressed as a percentage, the numerator of which is the number of square feet of floor space contained in the Premises and the denominator of which is the number of square feet of floor space contained in all of the Buildings located on the Parcel. As of the Commencement Date, Tenant's Pro Rata Share is thirty-nine and eight hundredths percent (39.08%). Tenant's Pro Rata Share may be revised from time to time depending upon any change in the square footage of the Premises or the square footage of all Buildings located upon the parcel.

          C. PROPERTY TAXES DEFINED. For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Buildings and/or the Parcel, Environmental Surcharges, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable


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to the Premises, the Buildings and/or the Parcel or assessed, levied or imposed upon the Premises, the Buildings and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Buildings and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term"Environmental Surcharges" shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy, except that the term "Environmental Surcharges" shall not include expenses, taxes, charge or penalties imposed by reason of any environmental pollution existing on, in or under the Parcel or Premises as of the date of execution of this Lease. The term "Property Taxes" shall not include any federal, state or local net income, estate, or inheritance tax imposed on Landlord.

          D. PROPOSITION 13 EXCLUSION. Notwithstanding anything contained in Subparagraph B above to the contrary, during the first two (2) years of the Lease Term, Tenant shall not be obligated to pay any increase in Property Taxes resulting from a "change in ownership" as that term is defined in California Revenue and Taxation Code Section 60-65, or any successor law implementing the provisions of Article XIIIA of the California Constitution containing the provisions of that initiative commonly known as "Proposition 13"; provided, however, that the foregoing exclusion from Tenant's obligation to pay Property Taxes shall not apply to (i) increases in Property Taxes resulting from a transfer caused by foreclosure (whether resulting from a judicial foreclosure, non-judicial foreclosure, or deed in lieu of foreclosure) of a first mortgage or first deed of trust encumbering the Premises or (ii) increases in Property Taxes resulting from the purchase of the Parcel and Buildings by SBC&D Co., Inc., James D. Mair or any entity in which SBC&D Co., Inc. or James D. Mair has an interest or any person or entity to which SBC&D Co., Inc. assigns its contract to purchase the Parcel and Buildings.

          E. OTHER TAXES. Tenant shall, as additional rent, pay or reimburse Landlord for any tax based upon, allocable to, or measured by the area of the Premises or the Buildings or the Parcel; or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax; gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises (excluding net income taxes imposed on Landlord); any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises (excluding any closing costs incurred by Landlord in connection with its purchase of the Premises).

     8.   INSURANCE.

          A. INDEMNITY. Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), on account of, or arising out of, the operation,

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maintenance, use or occupancy of the Premises and all areas appurtenant thereto unless arising from the active negligence or willful misconduct of Landlord or Landlord's Agents. This Lease is made on the express understanding that Landlord shall not be liable for, nor suffer loss by reason of, injury to person or property, from whatever cause (except for the active negligence or willful misconduct of Landlord or Landlord's Agents), which in any way may be connected with the operation, use or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant, its agents, officers, employees, licensees and invitees.

          B. LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against claims and liabilities arising out of the operation, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount of not less than Three Million Dollars ($3,000,000.00) for bodily injury or death as a result of any one occurrence and Five Hundred Thousand Dollars ($500,000.00) for damage to property as a result of any one occurrence. The insurance shall be with companies approved by Landlord, which approval Landlord agrees not to withhold unreasonably. Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (i) names Landlord as an additional insured, (2) shall not be canceled or reduced in coverage without thirty (30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in Subparagraph 8.A above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement. Landlord may maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or the Common Area, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. The cost of any such liability insurance maintained by Landlord shall be a Common Area Charge and Tenant shall pay, as additional rent, its share of such cost to Landlord as provided in Paragraph 12 below.

          C. PROPERTY INSURANCE. Landlord shall obtain and keep in force during the term of this Lease a policy or policies o insurance covering loss or damage to the Premises and the Buildings, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months rent (including, without limitation, sums payable as Additional Rent), plus, at Landlord's option, flood insurance and earthquake insurance (if earthquake insurance is customarily required by institutional lenders for similar properties in the vicinity of the Premises and is available at commercially reasonable rates), and any other coverages which may be required from time to time by Landlord's mortgages. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises. Tenant shall, within twenty (20) days after receipt of billing, pay to Landlord as Additional Rent, Tenant's Pro Rata Share of the cost of such insurance procured and maintained by Landlord. Tenant acknowledges that such insurance procured by Landlord shall contain a customary deductible which reduces Tenant's cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord,

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Tenant's Pro Rata Share of the amount of such deductible, not to exceed Ten
Thousand Dollars ($10,000.00).

          D. TENANT'S INSURANCE. Tenant acknowledges that the insurance to be maintained by Landlord on the Premises pursuant to Subparagraph 8.C above will not insure any of Tenant's property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of its fixtures, equipment, leasehold improvements and personal property in the Premises, a policy of "All Risk" coverage insurance to the extent of at least ninety percent (90%) of their insurable value.

          E. MUTUAL WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other of any loss of or damage to the property of either party, to the extent such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph 8.E shall not apply in those instances in which the waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

     9. UTILITIES. Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon. In addition, the cost of any utility services supplied to the Common Area or not separately metered to the Premises shall be a Common Area Charge and Tenant shall pay Tenant's Pro Rata Share of such costs to Landlord as provided in Paragraph 12 below.

     10.  REPAIRS AND MAINTENANCE.

          A. LANDLORD'S REPAIRS. Subject to the provisions of Paragraph 16, Landlord shall keep and maintain the exterior roof, structural elements and exterior walls of the Building in good order and repair, and shall repair any differential settlement caused by soils condition (unless such differential settlement results from excessive loads placed on the Premises by tenant), Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no obligation to make repairs under this Subparagraph 10.A until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Landlord shall be deemed to have made repairs within a reasonable time if it commences the repair within five (5) business days after receipt of such notice from Tenant and thereafter diligently pursues the repair to completion (except in the case of emergency for which Landlord shall commence the repair immediately). Tenant shall reimburse Landlord, as Additional Rent, within fifteen (15) days after receipt of billing, for the cost of such repairs and maintenance which are the obligation of Landlord hereunder, provided, however, that Tenant shall not be required to reimburse Landlord for the cost of maintenance and repairs of the structural elements of the Building unless such maintenance or repair is required because of the negligence or willful misconduct of Tenant or its employees, agents, or invitees. As used herein, the term "structural elements of the Building" shall mean and be limited to the foundation,

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footings, floor slab (but not flooring), structural walls, and roof structure
(but not roofing or roof membrane).

          B. TENANTS' REPAIRS. Except as expressly provided in Subparagraph 10.A above, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the walls and partitions, and the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment in good order, condition and repair. The term "repair" shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning ("HVAC") equipment with an HVAC repair and maintenance contractor approved by Landlord. The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the term hereof, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports. Notwithstanding the foregoing, if during the term of this Lease, any of the air conditioning equipment servicing the Premises which exist as of the date of the execution of this Lease (exclusive of any air conditioning equipment installed as part of the Improvements constructed pursuant to Exhibit "C" or otherwise installed by Tenant) requires replacement notwithstanding Tenant's performance of its inspection and servicing obligations as provided above, then Landlord shall make the required replacement of the HVAC equipment in question and, in that event:
(i) the cost of such replacement shall be amortized over one hundred twenty
(120) months, together with interest on the unamortized balance at the rate of ten percent (10%) per annum; (ii) Tenant shall pay to Landlord, as Additional Rent, an amount equal to such monthly amortization for each month after such replacement is completed until the first to occur of (x) the end of the Lease Term (including the Option Term, if exercised), or (y) the end of the one hundred twenty (120) month amortization term; and (iii) the amount of such Additional Rent that Tenant is required to pay shall be due at the same time the Monthly Installment of rent is due.

         Should Tenant fail to make repairs required of Tenant hereunder forthwith upon five (5) days' notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as additional rent for the cost of such maintenance or repairs within five (5) days of written demand by Landlord.

         Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Subparagraph 10.A and Paragraphs 11 and 16. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code. There shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Premises or the Building or Common Area (or any of the areas used in connection with the operation thereof, or

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in or to any fixtures, appurtenances or equipment), or by reason of the negligence of Tenant or any other tenant or occupant of the Parcel. In no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, the Building, or the Common Area, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstructure or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause (except for Landlord's active negligence or willful misconduct), whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building or the Parcel.

     11. COMMON AREA. Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Parcel, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas and facilities provided and designated by Landlord for the general use and convenience of the occupants o the Parcel, which areas and facilities are referred to herein as "Common Area." This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area. The cost of any such changes shall be borne by Landlord (except as provided in Paragraph 13 below). Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interest of the occupants of the Parcel. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy of them to Tenant. Tenant shall have the non-exclusive use of no more than three hundred seventy-four (374) of the parking spaces in the Common Area as designated from time to time by Landlord. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area. Tenant shall make no alterations, improvements or additions to the Common Area.

         Landlord shall operate, manage, insure, maintain and repair the Common Area in good order, condition and repair. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord. The cost of such repair, maintenance, operation, insurance and management, including, without limitation, maintenance and repair of landscaping, irrigation systems, paving, sidewalks, fences, and lighting, shall be a Common Area Charge and Tenant shall pay to Landlord its share of such costs as provided in Paragraph 12 below.

     12. COMMON AREA CHARGES. Tenant shall pay to Landlord, as additional rent, upon demand but not more often than once each calendar month, an amount equal to Tenant's Pro Rata Share of the Common Area Charges as defined in Subparagraphs 8.B and 8.C and Paragraphs 9, 11, 13 and 36 of this Lease. Tenant acknowledges and agrees that the Common Area Charges shall include an additional three percent (3%) of the actual expenditures in order to compensate Landlord for accounting, management and processing services.

     13. ALTERATIONS. Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord and without a valid building permit issued by the appropriate governmental authority; provided, however, Tenant may make non-structural alterations to the interior of the Premises costing less than Ten Thousand Dollars ($10,000.00) in any twelve (12) month period without obtaining the prior written consent of Landlord. Within ten
(10) days after Landlord's receipt of tenant's plans and specifications for Tenant's proposed alterations, additions or improvements, Landlord shall notify Tenant in writing as to whether or not Landlord consents to the proposed alteration, addition or improvement. As a condition to giving such consent, Landlord may, at the time of giving such consent, require that Tenant agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition. If Landlord does not so require that the alteration be removed, then Tenant shall not be obligated to do so at the termination of the Lease. Unless Landlord requires that Tenant remove any such alteration, improvement or addition, any alteration, addition or improvement to the Premises, except movable furniture, temporary partitioning, inventory and trade fixtures not affixed to the Premises, shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant regardless of how affixed to the Premises, together with all other additions, alterations and improvements that have become an integral part of the Building, shall be and become the property of the Landlord upon termination of the Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

         If, during the Lease Term, any non-structural alteration, addition or change of any sort to all or any portion of the Premises is required by law, regulation, ordinance or order of any public agency, Tenant shall promptly make the same at its sole cost and expense. If, during the Lease Term, any structural alteration, addition or change of any sort to all or any potion of the Premises is required bylaw, regulation, ordinance or order of any public agency because of (i) Tenant's particular use or change of use of the Premises, (ii) Tenant's application for a new permit or governmental approval, or (iii) Tenant's construction or installation of leasehold improvements or trade fixtures, Tenant shall promptly make the same at its sole cost and expense. If during the Lease Term, any structural alteration, addition or change of any sort to all or any portion of the Premises is required by law, regulation, ordinance or order for any reason other than those described in the immediately preceding sentence, Landlord shall promptly make the same at its sole cost and expense. If during the Lease Term hereof, any alteration, addition, or change to the Common Area is required by law, regulation, ordinance or order of any public agency, Landlord shall make the same and the cost of such alteration, addition or change shall be a Common Area Charge and Tenant shall pay its share of said cost to Landlord as provided in Paragraph 12 above. Notwithstanding the foregoing, if, as of the date of execution of this Lease, any alteration, addition or change to the Premises or the Common Area is required by law, regulation, ordinance or order of any public agency, Landlord shall promptly make the same at its sole cost and expense.

     14. ACCEPTANCE OF THE PREMISES. By entry and taking possession of the Premises pursuant to this Lease on the Commencement Date, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Premises in their condition existing as of the date of such entry, and Tenant further accepts the Tenant Improvements to be constructed by Landlord, if any, as being completed in accordance with the plans and specifications for such improvements, except for punch list items, underground utilities and latent defects not visible to inspection. Tenant acknowledges that neither Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease (including Exhibits "A", "B", "C", "D" and "E" attached hereto) constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant.

     15.  DEFAULT.

          A. EVENTS OF DEFAULT. A breach of this Lease shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

               (1) Default in the payment when due of any installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within three (3) days after written notice of such default is given to Tenant;

               (2) Tenant's failure to perform any other term, covenants or conditions contained in this Lease where such failure shall have continued for twenty (20) days after written notice of such failure is given to Tenant; provided, however, if such failure reasonably requires more than twenty (20) days to cure, Tenant shall not be deemed in default if Tenant commences to cure such failure within said twenty (20) day period and thereafter diligently prosecutes such cure to completion.

               (3)  Tenant's vacating or abandonment of the Premises;

               (4) Tenant's assignment of its assets for the benefit of its creditors;

               (5) The sequestration of, involuntary attachment of, or execution on, substantially all of the property of Tenant or on any property essential to the conduct of Tenant's business, shall have occurred and Tenant shall have failed to obtain a return or release of such property within sixty (60) days thereafter, or prior to sale pursuant to such sequestrian, attachment or levy, whichever is earlier; provided, however, this clause (5) shall not apply to any technology escrow to which Tenant is a party;

               (6) Tenant shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

               (7) Tenant shall take any corporate action to authorize any of the actions set forth in clause (6) above; or

               (8) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of sixty (60) days.

          B. REMEDIES. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may, resort cumulatively, or in the alternative:

               (1) RECOVERY OF RENT. Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the permitted Rate (as defined in Paragraph 33 below) from the due date of each installment of rent or other sum until paid.

               (2) TERMINATION. Landlord may terminate this Lease by giving Tenant written notice of termination. On the giving of the notice all of Tenant's rights in the Premises and the Building and Parcel shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 34, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                    (a)  maintenance and preservation of the Premises;

                    (b)  efforts to relet the Premises;

                    (c) appointment of a receiver in order to protect Landlord's interest hereunder.

                    (d) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                    (e) any other action by Landlord or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

               (3) DAMAGES. In the event this Lease is terminated pursuant to Subparagraph 15.B.2 above, or otherwise, Landlord shall be entitled to damages in the following sums:

                    (a) the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

                    (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

                    (d) any other reasonable amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) reasonable expenses for cleaning, repairing or restoring the Premises; (ii) real estate broker's fees, advertising costs and other expenses of reletting the Premises; (iii) expenses in retaking possession of the Premises; and (iv) reasonable attorneys' fees and court costs; and

                    (e) the "worth at the time of award" of the amounts referred to in Subparagraphs (a) and (b) of this Paragraph 15.B(3) is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (c) of this Paragraph 15.B(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph 15 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

     16. DESTRUCTION. In the event that any portion of the Premises are destroyed or damaged by an uninsured peril to the extent of five percent (5%) or more of the then replacement cost of the Premises, Landlord or Tenant may, upon written notice to the other, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease; provided, however, that either party may, within thirty (30) days after receipt of such notice, elect to make any required repairs and/or restoration at such party's sole cost and expense, in which event this Lease shall remain in full force and effect, and the party having made such election to restore or repair shall thereafter diligently proceed with such repairs and/or restoration.

         In the event the Premises are damaged or destroyed from any insured peril to the extent of fifty percent (50%) or more of the then replacement cost of the Premises, Landlord may, upon written notice to Tenant, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease. If Landlord does not give such notice in writing within such period, Landlord shall be deemed to have elected to rebuild or restore the Premises, in which event Landlord shall, at its expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Tenant shall pay to Landlord upon commencement of reconstruction Tenant's Pro-Rata Share of the amount of any deductible from the insurance policy.

         In the event the Premises are damaged or destroyed from any insured peril to the extent of less than fifty percent (50%) of the then replacement cost of the Premises or by any uninsured peril to the extent of less than five percent (5%) of the then replacement cost of the Premises, Landlord shall, at Landlord's expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction and Tenant shall pay to Landlord upon commencement of reconstruction Tenant's Pro-Rata Share of the amount of any deductible from the insurance policy.

         In the event that, pursuant to the foregoing provisions, Landlord is to rebuild or restore the Premises, Landlord shall, within thirty (30) days after the occurrence of such damage or destruction, provide Tenant with written notice of the time required for such repair or restoration. If such period is longer than one hundred eighty (180) days from the issuance of a building permit, Tenant may, within thirty (30) days after receipt of Landlord's notice, elect to terminate the Lease by giving written notice to Landlord of such election, whereupon the Lease shall immediately terminate as of the date of destruction. The period of time for Landlord to complete the repair or restoration shall be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delay of contractors or subcontractors due to such causes, or other contingencies beyond the control of Landlord. Landlord's obligation to repair or restore the Premises shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

         Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect; provided, however, that during any period of repairs or restoration, rent and all other amounts to be paid by Tenant on account of the Premises and this Lease shall be abated in proportion to the area of the Premises rendered not reasonably suitable for the conduct of Tenant's business thereon. Tenant hereby expressly waives the provisions of
Section 1932, Subdivision 2 and Section 1933, Subdivision 4 of the California Civil Code.

     17.  CONDEMNATION.

               A. DEFINITION OF TERMS. For the purposes of this Lease, the term (1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; (3) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

               B. RIGHTS. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

               C. TOTAL TAKING. In the event of a Total Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent and the Security Deposit (to the extent Tenant is entitled to return of same under Paragraph 5 above); (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from Landlord those portions of the Award attributable to trade fixtures of Tenant and for moving expenses of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

               D. PARTIAL TAKING. In the event of a Partial Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be an amount equal to the product obtained by multiplying the Monthly Installment of rent immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Premises after the Taking and the denominator of which is the number of square feet contained in the Premises prior to the Taking; (3) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant and for moving expenses of Tenant, if any; and (4) the remainder of the Award shall be paid to and be the property of Landlord.

     18. MECHANICS' LIEN. Tenant shall (A) pay for all labor and services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (D) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

     19. INSPECTION OF THE PREMISES. Tenant shall permit Landlord and its agencies to enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities, posting a notice of non-responsibility for alterations, additions or repairs and at any time within ninety (90) days prior to expiration of this Lease, to place upon the Premises, ordinary "For Lease" or "For Sale" signs.

     20. COMPLIANCE WITH LAWS. Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred. Notwithstanding anything in this Paragraph 20 to the contrary, Tenant's obligations with respect to alterations required by law are governed and limited by Paragraph 13 above.

     21. SUBORDINATION. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, the Building and/or the Parcel, or Landlord's interest or estate therein (the "Project") and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

          A. PRIORITY. This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

          B. SUBSEQUENT SECURITY INSTRUMENTS. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date. Notwithstanding such subordination, the holder of such Security Instrument shall agree in writing, as a condition of such subordination, that Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

          C. DOCUMENTS. Provided that the condition to subordination specified in Paragraph 21.B is satisfied, Tenant shall execute any document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender not be liable for (1) the return of the Security Deposit unless the Lender receives it from Landlord, and (2) any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Project in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute a default by

Tenant or, at Landlord's option, Landlord may execute such documents on behalf of Tenant as Tenant's attorney-in-fact, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact to execute such documents in accordance with this Paragraph.

          D. TENANT'S ATTORNMENT. Tenant shall attorn (1) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Project; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated.

          E. LENDER. The term "Lender" shall mean (1) any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage, or other written security device or agreement affecting the Project; and (2) any lessor under any underlying lease under which Landlord holds its interest in the Project.

     22. HOLDING OVER. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred twenty percent (120%) of the monthly rent prorated on a daily basis for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

     23. NOTICES. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when forty-eight (48) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this Paragraph 23. At the date of execution of this Lease, the address of Landlord is:

                  511 Division Street
                  Campbell, CA  95008

         And the address of Tenant is:

                  1325 Borregas
                  Sunnyvale, CA  94089
                  ATTN:  Mark Thompson, Controller



         After the Commencement Date, the address of Tenant shall be at the Premises.

     24. ATTORNEYS' FEES. In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees, and costs for appeal, as may be fixed by the court. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment or otherwise.

     25.  ASSIGNMENT.

          A. LANDLORD'S CONSENT REQUIRED. Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without in each instance the prior written consent of Landlord to such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraphs 15.B and 25.C below. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

         Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

          B. TRANSFEREE INFORMATION REQUIRED. If Tenant desires to assign its interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer"), Tenant shall give Landlord at least thirty (30) days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises, the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be reasonably requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. Accordingly, in the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which may be exercised at its sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed Transfer.

               (1) Landlord may consent to the proposed Transfer on the condition that Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under this Lease (less any brokerage commissions or advertising expenses incurred by Tenant in connection with the Transfer). Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent to any Transfer; or

               (2) Landlord may reasonably withhold its Consent to the proposed Transfer.

          C. PERMITTED TRANSFERS. Tenant may, without Landlord's prior written consent, Transfer its interest in the Lease or sublet the Premises or a portion thereof to or permit same to be used by (i) a subsidiary, affiliate, division or corporation controlled by or under common control with, or directly or indirectly forty-nine percent (49%) or more owned by Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of the Tenant's assets; provided that, in each instance described above (other than the co-occupancy arrangement with AG Associates Israel Limited (the 49% owned subsidiary of Tenant) and/or AGI, Inc. (the 100% owned subsidiary of AG Associates Israel Limited), which arrangements Landlord hereby consents to), (a) the transferee assumes the obligations of the Tenant under this Lease in a written instrument delivered to Landlord; (b) the transferor tenant (if it continues in existence) remains liable as a primary obligor for the obligations of Tenant under this Lease; and (c) the financial strength of the transferor tenant is no less than Tenant's financial strength as of the Commencement Date or the date of such Transfer, whichever is greater.

     26. SUCCESSORS. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

     27. MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

     28. LANDLORD LOAN OR SALE. Tenant agrees promptly following request by Landlord to (A) execute and deliver to Landlord any documents, including estoppel certificates presented to Tenant by Landlord, (1) certifying that this Lease is unmodified and in full force and effect (or if modified or not in full force and effect, so stating) and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are any, specifying the nature of such defaults, and (3) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord and (B) once such financial statements have been prepared, to deliver to Landlord the financial statement of Tenant with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver such an estoppel certificate promptly following such request shall be an Event of Default under this Lease.

     29. SURRENDER OF LEASE NOT MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of

Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

     30. WAIVER. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

     31.  GENERAL.

          A. CAPTIONS. The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

          B. DEFINITION OF LANDLORD. The term LANDLORD as used in this Lease, so far as the covenants or obligations on the part of the owner at the time in question of the fee title of the Premises, fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease, thereafter to be performed, provided that nay funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee and the grantee assumes in writing the obligations of Landlord under this Lease to be performed after the date of the transfer. It is intended that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

          C. TIME OF ESSENCE. Time is of the essence for the performance of each term, covenant and condition of this Lease.

          D. SEVERABILITY. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

          E. JOINT AND SEVERAL LIABILITY. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

          F. LAW. As used in this Lease, the term "Law", "law", "Laws" or "laws" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative, order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement

Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

          G. AGENT. As used in this Lease, the term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

          H.   WAIVER OF JURY TRIAL.

               LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOR OR HEREAFTER IN EFFECT.

               INITIALS:  /S/ ILLEGIBLE (Landlord)

                          /S/ ILLEGIBLE (Tenant)

          I. APPROVALS. Whenever this Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment shall not be unreasonably withheld or delayed.

     32. SIGN. Tenant shall not place or permit to be placed any sign or decoration on the Parcel or the exterior of the Building without the prior written consent of Landlord. Tenant, upon written notice by Landlord, shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the parcel or the exterior of the Building without the prior written consent of Landlord, and if Tenant fails to so remove such sing or decoration within five (5) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as additional rent upon demand, the cost of such removal. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Parcel or Building and shall repair any damage caused by the installation or removal of such sign.

     33. INTEREST ON PAST DUE OBLIGATIONS. Any Monthly Installment of rent or any other sum due from Tenant under this Lease which is received by Landlord after the date the same is due shall bear interest from said due date until paid, at an annual rate equal to the lesser of (the "Permitted Rate"): (1) an annual rate of one percent (1%) in excess of the "reference rate" or "prime rate" established from time to time by the Bank of America NTSA; or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

     34. SURRENDER OF THE PREMISES. On the last day of the Term hereof, or on the sooner termination of this Lease, tenant shall surrender the Premises to Landlord in their condition existing as of the Commencement Date of this Lease,, ordinary wear and tear excepted, with all originally painted interior walls washed, and other interior walls cleaned, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove all of Tenant's personal property and trade fixtures from the premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the premises caused by the removal of Tenant's personal property, machinery and equipment, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

     35. AUTHORITY. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

     36. PUBLIC RECORD. This Lease is made subject to all matters of public record affecting title to the property of which the Premises are a part.

     37. LIMITATION ON LANDLORD'S LIABILITY. Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

          A. Tenant's sole and exclusive remedy against Landlord shall be as against Landlord's interest in the parcel and Buildings;

          B. No partner of Landlord shall be sued or named in a party a suit or action (excepts as may be necessary to secure jurisdiction of the partnership);

          C. No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

          D. No partner of Landlord shall be required to answer or otherwise plead to any service of process;

          E.   No judgment will be taken against any partner of Landlord;

          F. Any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

          G. No writ of execution will ever be levied against the assets of any partner of Landlord;

          H. The covenants and agreements of Tenant set forth in this paragraph 38 shall be enforceable by Landlord and any partner of Landlord.

     38.  HAZARDOUS MATERIAL.

          A. DEFINITIONS. As used herein, the term "Hazardous Material" shale mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law: (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9602 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant; (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons;

          B. LANDLORD'S INDEMNITY. Landlord shall indemnify, defend, protect and hold Tenant harmless from and against all liabilities, claims, penalties, fines, response costs and other expenses (including, but limited to, reasonable attorneys' fees and consultants' fees and costs) arising out of, resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored or disposed of by Landlord or its Agents in, on, under, over, through or about the Premises and/or the surrounding real property.

          C. PERMITTED USE. Subject to the compliance by Tenant with the provisions of Subparagraphs D, E, F, G, I, J and K below, Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in Exhibit "D" attached hereto, in the quantities set forth in Exhibit "D".

          D. HAZARDOUS MATERIALS MANAGEMENT PLAN. Prior to Tenant using, handling, transporting or storing any Hazardous Material at or abut the Premises (including, without limitation, those listed in Exhibit "D"), Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (i) the quantities of each material to be used, (ii) the purpose for which each material is to be used, (iii) the method of storage of each material, (iv) the method of transporting each material to and from the Premises and within the Premises, (v) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (vi) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this lease or relieve Tenant of its obligations under this Lease. If landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, the Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to any approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

          E. USE RESTRICTION. Except as specifically allowed in Subparagraph C above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, or any other land or improvements in the vicinity of the Premises. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transportation, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Premises caused or permitted by Tenant or its Agents results in contamination of the Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Tenant, and its expense, shall promptly take all actions necessary to return the Premises and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material.

          F. TENANT INDEMNITY. Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, reasonable attorneys' and consultants' fees and costs) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Premises and/or the surrounding real property. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of the disposal of any Hazardous Material on the premises by Tenant or its Agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under, through, or about the Premises.

          G. COMPLIANCE. Tenant shall immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as to the owner of the Property, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

          H. ASSIGNMENT AND SUBLETTING. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, sue or disposal of any Hazardous Material not permitted under Subparagraph C above; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" or remediate any Hazardous Material and has failed to promptly do so; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any material amount of Hazardous Material; provided that (ii) and
(iii) will not apply in the case of a Fortune 500 Company.

          I. SURRENDER. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant's failure to surrender the premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, reasonable attorneys' and consultants' fees and costs), fines costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relent the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material, in, on, over, under, through or around the Premises.

          J. RIGHT TO APPOINT CONSULTANT. Landlord shall have the right, after giving Tenant prior written notice, to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner. If Tenant has violated any law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

          K. HOLDING OVER. If any action of any kind is required or requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Material (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

          L. EXISTING ENVIRONMENTAL REPORTS. Tenant hereby acknowledges that it has received, read and reviewed the reports and test results described in Exhibit "E" attached hereto and made a part hereof (the "Existing Environmental Reports").

          M. PROVISIONS SURVIVE TERMINATION. The provisions of this Paragraph 39 shall survive the expiration or termination of this Lease.

          N. CONTROLLING PROVISIONS. The provisions of this Paragraph 39 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 39 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 39.

     39.  OPTION TO EXTEND.

          A. Provided that Tenant is not in default under this lease at the time of exercise of the hereinafter described option or at the time of termination of the then existing term of this Lease, as the case may be, Tenant shall have one option to extend the term of this Lease for a period of five (5) years (the "Option Term"). Said option shall be exercised only by written notice delivered to Landlord not later than one hundred eight (180) days prior to the expiration date of the then existing term of this Lease. In all respects, the terms, covenants and conditions of this Lease shall remain unchanged during the Option Term, except that the Monthly Installment of rent payable during the Option Term, except that the Monthly Installment of rent payable during the Option Term shall be increased in accordance wit Subparagraph B below, and except that there shall be no further option to extend the term of this Lease at the end of the Option Term.

          B. The Monthly Installment of rent payable during the first twenty-four (24) months of the Option Term shall be ninety-five percent (95%) of the fair market rental for the premises as of the first day of the Option Term (the "Fair Market Rental"); but in no event shall the Monthly Installment of rent payable during the first twenty-four (24) months of the Option Term be less than the Monthly Installment of rent payable during the last calendar month of the original Lease Term.

         Commencing as of the first day of the twenty-fifth (25th) and forty-ninth (49th) months of Option Term (with each such date being referred to as an "Option Adjustment Date"), the Monthly Installment of rent shall be increased to the greater of: (i) one hundred eight and sixteen hundredths percent (108.16%) of the Monthly Installment of rent payable for the calendar month immediately preceding such Option Adjustment Date; or (ii) a sum equal to the Monthly Installment of rent payable during the first twenty-four (24) months of the Option term multiplied by a fraction, the numerator of which is the New Option Index last published prior to such Rental Adjustment Date and the denominator of which is the Initial Option Index; provided, however, that in no event shall the Monthly Installment of rent be increased on any Option Adjustment Date to a sum greater than one hundred twelve and thirty-six hundredths percent (112.36%) of the Monthly Installment of rent payable for the calendar month immediately preceding such Option Adjustment Date. The Monthly Installment of rent as adjusted on any

Option Adjustment Date shall remain in effect until the next Option Adjustment Date. As used herein, the following terms shall have the following meanings:

               (a) "Index" means the Consumer Price Index for All Urban Consumers (All Items) as published by the United States Department of Labor, Bureau of Labor Statistics for the San Francisco/Oakland/San Jose Metropolitan Area (1982-1994 = 100 Base).

               (b) "Initial Option Index" shall mean the Index last published prior to the commencement of the Option Term.

               (c) "New Option Index" shall mean, with respect to each Option Adjustment Date, the Index last published prior to such Option Adjustment Date.

         If the Index is changed or the Base Year is altered from that used as the of the Commencement Date of this Lease, then the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to obtain the same result that would have been obtained had the Index or Base Year not been changed. If no conversion factor is available, or the Index is otherwise changed, revised or discontinued for any reason, there shall be substituted in lieu thereof, and the term "Index" shall thereafter refer to the most nearly comparable official price index of the United States Government in order to obtain substantially the same result for any adjustment required by this Lease as would have been obtained had the original Index not been changed, revised or discontinued.

         Promptly following exercise of the option to extend, the parties shall meet and endeavor to agree upon the Fair Market Rental of the Premises as of the first day of the Option Term. In determining the Fair Market Rental for the Premises, the Premises shall be compared only to buildings of a similar quality and size. If within thirty (30) days after exercise of the option, the parties cannot agree upon the Fair Market Rental, the parties shall submit the matter to binding appraisal in accordance with the following procedure: Within sixty (60) days after exercise of the option, the parties shall either (a) jointly appoint an appraiser for this purpose or (b) failing this joint action, separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless he or she has at least five (5) years experience in appraising major commercial property in Santa Clara County and is a member of a recognized society of real estate appraisers. If, within thirty (30) days after the appointment, then the appraisers thus appointed shall appoint a third disinterested appraiser having like qualifications. If within thirty (30) days after the appointment of the third appraiser, a majority of the appraisers agree on the Fair Market Rental, that value shall be binding and conclusive upon the parties. If within thirty (30) days after the appointment of the third appraiser, a majority of the appraisers cannot reach agreement on the question presented, then the three appraisers shall each submit their independent appraisal to the parties, and the appraisal farthest from the median of the three appraisals shall be disregarded and the mean average of the remaining two appraisals shall be deemed to be the Fair Market Rental of the Premises as of the first day of the Option Term and shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party may request such appointment by the American Arbitration Association, or on its failure refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of Santa Clara county, California.

     40.  EXPANSION OPTION.

          A. EXPANSION SPACE. As used herein, the term "Expansion Space" means all of the space located in the remainder of Building C (as shown on Site Plan) not leased to Tenant under this Lease. Tenant desires that Landlord not lease the Expansion Space to a third party for a term ending more than three (3) years following the Commencement Date of this Lease so that the Expansion Space will be available if Tenant elects to exercise the Option to Expand as described in Paragraph 41.B below. In consideration of Landlord agreeing not to lease the Expansion Space to a third party for a term ending more than three (3) years following the Commencement Date of this Lease, Tenant shall pay to Landlord, as Additional Rent, on the first day of each calendar month commencing on the date the Expansion Space is leased to a third party and continuing until the end of the thirty-sixth (36th) month of Lease Term, a sum equal to one-half (1/2) of the amount by which (i) Twenty-Four Thousand Eight Hundred Eighty-Five Dollars ($24,885.00) exceeds (ii) the monthly rent payable by the third party for the Expansion Space; provided, however, that in no event shall the sum payable by Tenant to Landlord pursuant to this sentence exceed Three Thousand Eight Hundred Twenty-Eight Dollars ($3,828.00) per month.

          B. OPTION TO EXPAND. Provided that (i) Tenant is not in default under this Lease at the time of the exercise of the hereinafter described option or at the end of the thirty-sixth (36th) month of the Lease Term; (ii) this Lease is in full force and effect; (iii) Tenant has not assigned this Lease and is in physical occupancy of at least fifty percent (50%) of the area of the Premises, then Tenant shall have the option (the "Option to Expand") to add the Expansion Space to the Premises covered by this Lease effective as of the first day of the thirty-seventy (37th) month of the Lease Term, this lease shall be amended as follows:

               (1) The Expansion Space shall be added to the Premises covered by this Lease.

               (2) The Monthly Installment of rent shall be increased by an amount equal to the Fair Market Rental for the Expansion Space as of the first day of the thirty-seventh (37th) month of the Lease Term.

               (3) The Security Deposit shall be increased by the same amount as the Monthly Installment of rent is increased.

               (4) Tenant's Pro Rata Share (as specified in Paragraph 7.B of the Lease) shall be increased to fifty-two and three hundredths percent (52.03%).

               (5) The Improvement Agreement attached hereto as Exhibit "C" shall not apply to the Expansion Space. Landlord shall have no obligation whatsoever to construct any Tenant Improvements in the Expansion Space or to provide Tenant with any allowance for the construction of any Tenant Improvements in the Expansion Space. The Expansion Space shall be leased to Tenant in its then "as-is" condition.

               C. DETERMINATION OF FAIR MARKET RENTAL. Promptly following exercise of the Option to Expand, the parties shall meet and endeavor to agree upon the Fair Market Rental of the Expansion Space as of the first day of the thirty-seventh (37th) month of the Lease Term. If within thirty (30) days after exercise of the Option to Expand, the parties cannot agree upon the Fair Market Rental, the parties shall submit the matter to binding appraisal in accordance with the following procedure: Within sixty (60) days after exercise of the Option to Expand, the parties shall either (a) jointly appoint an appraiser for this purpose or (b) failing this joint action, separately designated an appraiser unless he or she has at least five (5) years experience in appraising major commercial property in Santa Clara County and is a member of a recognized society of real estate appraisers. If, within thirty (30) days after their appointment, the two appraisers reach agreement on the Fair Market Rental, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the question presented within thirty
(30) days after their appointment, then the appraisers having like qualifications. If within thirty (30) days after the appointment of the third appraiser, a majority of the appraisers agree on the Fair Market Rental, that value shall be binding and conclusive upon the parties. If within thirty (30) days after the appointment of the third appraiser, a majority of the appraisers cannot reach agreement on the question presented, then the three appraisers shall each submit their independent appraisal to the parties, and the appraisal farthest from the median of the three appraisals shall be disregarded and the mean average of the remaining two appraisals shall be deemed to be the Fair Market Rental of the Expansion Space as of the first day of the first day of the thirty-seventh (37th) month of the Lease Term and shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties given such notice, then either of the parties, upon notice to the other party may request such appointment by the American Arbitration Association, or on its failure refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of Santa Clara County, California.

               D. FAILURE TO EXERCISE. If Tenant does not exercise the Option to Expand on or before the last day of the thirtieth (30th) month of the Lease term, then the Option to Expand shall expire and Landlord shall thereafter have the unfettered right to lease the Expansion Space to a third party on such terms and conditions (including any length of term) as Landlord may desire.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                                TENANT:

                                                AG ASSOCIATES, INC.
                                                a California corporation

         Dated:    07/21/95                     By:  /S/ SUSAN SALVESAN
                  -----------------------          -----------------------------

                                                Name: SUSAN SALVESAN
                                                     ---------------------------

                                                Title:  CFO
                                                     ---------------------------


                                                LANDLORD:

                                                SBC&D CO., INC.,
                                                a California corporation

         Dated:    07/21/95                     By: /S/ JAMES D. MAIR
                  -----------------------          -----------------------------

                                                Name:  JAMES D. MAIR
                                                     ---------------------------

                                                Title:   PRESIDENT
                                                     ---------------------------

                                 FIRST AMENDMENT

         This First Amendment to Lease ("First Amendment") is made by and between SBC&D Co., INC., a California corporation ("Landlord") and AG Associates, INC., a California corporation ("Tenant"), as of the date set forth below with reference to the following facts:

                                    RECITALS
                                    --------

A. By Lease Agreement dated July 21, 1995, (the "Lease") Landlord has leased to Tenant certain property commonly known as 4425 and 4423 Fortran Court, San Jose, California (the "Premises")

B. Landlord and Tenant wish to amend "Landlord", as defined in Paragraph 1.

C. Landlord and Tenant wish to amend the lease to reflect a revised square footage, as determined by final approval of Final Tenant Improvement plans, as outlined in Paragraph 2 of the Lease.

D. Landlord and Tenant wish to further amend all other pertinent paragraphs which are subject to revision due to the amended square footage and amended parties to said Lease.

   NOW THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties agree as follows:

   1. "Landlord", as defined in paragraph 1. "Parties" of the Lease, shall be amended to SOUTH BAY/FORTRAN, a California limited partnership and SBC&D Co., Inc., shall cease to be a party to the Lease.

   2. The square footage as defined in Paragraph 2 of the Lease shall be amended to reflect the revised square footage of 114,581 square feet.

   3. The Initial Monthly Installment of rent as defined in Paragraph 4B of the Lease shall be amended to the sum of Sixty-Five Thousand Five Hundred Forty and 33/100ths Dollars ($65,540.33), plus (b) the Improvement Rent (as defined in paragraph 12 of the Improvement Agreement attached as Exhibit "C" of the Lease).

   4. Tenant's Pro Rata Share, as defined in Paragraph 7B of the Lease, shall be amended to reflect a new percentage of thirty-eight and seventy-seven hundredths percent (38.77%), based on the revised square footage.

   5. Tenant's Maximum TI Allowance, as defined in Paragraph 2F of Exhibit "C" Improvement Agreement of the Lease, shall be clarified to indicate the new square footage of 114,581, resulting in a maximum TI Allowance of Two Million Two Hundred Ninety-one Thousand Six Hundred Twenty Dollars ($2,291,620.00)

      IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                                       TENANT:

                                                       AG ASSOCIATES, Inc.
                                                       a California corporation

     Dated:    07/21/95                                By:   /S/ SUSAN SALVESIN
           ------------------                               -------------------
                                                       Name: SUSAN SALVESIN
                                                            -------------------
                                                       Title: CFO
                                                            -------------------


                                                       LANDLORD:

                                                       SBC&D CO., Inc.
                                                       a California corporation

     Dated: 07/21/95                                   By:   /S/ JAMES D. MAIR
           ------------------                               -------------------
                                                       Name: JAMES D. MAIR
                                                            -------------------
                                                       Title: PRESIDENT
                                                            -------------------

                            SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE (this "Amendment") is dated for reference purposes only as December 3, 1997, by and between CARRAMERICA REALTY CORPORATION, a Maryland corporation ("Landlord"), and AG ASSOCIATES, INC a California corporation ("Tenant").

         A. SBC&D Co., Inc., Landlord's predecessor in interest, as landlord, and Tenant, as tenant, entered into that certain Lease (and Improvement Agreement attached thereto as Exhibit C) dated July 21, 1995, as amended by that certain First Amendment thereto dated October 6, 1995 and that certain side letter dated October 30, 1995 (collectively, the "Original Lease"), pursuant to which SBC&D Co., Inc. leased to Tenant approximately 114,581 rentable square feet of space located in Building B and a portion of Building C (Buildings B and C are hereinafter collectively referred to as the "Building"), commonly known as 4425 and 4423 Fortran Court, San Jose, California and as more particularly described on EXHIBIT A, attached to the Original Lease (the "Original Premises").

         B. SBC&D Co., Inc.'s interest in the Original Lease was subsequently assigned to Landlord.

         C. Tenant now desires to amend the Lease to include the balance of the space (the "Expansion Space") located in Building C (approximately 38,284 rentable square feet), subject to the terms and conditions set forth herein. The Original Lease, as amended by this Amendment is hereinafter referred to as the "Lease". Capitalized terms used in this Amendment not otherwise defined herein shall have the meaning given such terms in the Lease.

         NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby mutually promise, covenant and agree to amend the Lease as follows:

1. PREMISES. As of October 30, 1998 (the "Effective Date"), the term "Premises" (as defined in Section 2 of the Lease) is amended to mean the (i) Original Premises (approximately 114,581 square feet), and (ii) the Expansion Space (approximately 38,284 square feet in Building C), as described in Exhibit A, attached hereto, for a total of 152,865 square feet.

2. TERM. Section 3 of the Lease is amended to provide that the Term for the Expansion Space shall commence on the Effective Date and thereafter be coterminous with the Term for the Original Premises, the Expiration Date of which is October 31, 2002, unless sooner terminated according to the terms of the Lease or by mutual written agreement of the parties.

3. TENANTS SHARE. As of the Effective Date, the term "Tenant's Pro Rata Share" (as defined in the last paragraph of Section 7.B of the Lease) shall be increased from 38.77% to 51.72%.

4. TENANT'S ALLOCATED PARKING STALLS. As of the Effective Date, Section 11 of the Lease is amended to delete the words "three hundred seventy four
         (374)" and to insert in their stead "four hundred ninety eight (498)".

5. RENT. Section 4.B of the Lease is amended to add a new subsection (3) at the end thereof:


         4.B(3) In addition to the foregoing, commencing on the Effective Date and continuing throughout the Term, Tenant shall pay in the manner described in Section 4.A monthly rent for the Expansion Space ("Expansion Space Monthly Installments") in the following amounts:

                                                                       Expansion Space
                  PERIOD                                               MONTHLY INSTALLMENTS:
                  ------                                               --------------------
                  October 30, 1998 through October 31, 1998            $55,511.80 per month
                  November 1, 1998 through October 31, 199             $55,511.80 per month
                  November 1, 1999 through October 31, 200             $57,426.80 per month
                  November 1, 2000 through October 31, 200             $59,340.20 per month
                  November 1, 2001 through October 31, 200             $61,254.40 per month

                  In addition, as of the Effective Date and throughout the remainder of the Term, Tenant shall pay Additional Rent for the Expansion Space pursuant to Section 4.D.

6. SECURITY DEPOSIT. As of the Effective Date, Section 5 of the Lease is amended to provide for an increase in the amount of the Security Deposit by Tenant by $61,254.40 which will make the total amount of Security Deposit held by Landlord hereunder equal to $150,421.40. Tenant shall deliver the check for the additional $61,254.40 in Security Deposit along with the Tenant's delivery to Landlord of the Amendment executed by Tenant.

7. TENANT IMPROVEMENTS. Tenant agrees and acknowledges that Landlord shall provide the Expansion Space in its "as-is" condition with existing paint and flooring and that Landlord's only obligations in connection with the Expansion Space shall be to provide the Expansion Space electrical, plumbing and HVAC systems in good working condition as of the Effective Date.

8. PROPOSED SUBTENANT. Landlord acknowledges that Tenant may sublease all or a portion of the Expansion Space for the initial twelve months of the Expansion Space Term, provided that Tenant complies with the terms and conditions for such assignment or sublease set forth in Section 25 of the Lease.

9. DELETION OF SECTION 41. Section 41 of the Lease regarding Tenant's Expansion Option is hereby deleted in its entirety.

10. BROKERS. Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker respecting the amendments of the Lease. Landlord and Tenant each agrees to indemnify and hold the other harmless from any and all claims by any broker, agent or person claiming a commission or other form of compensation by virtue of this Amendment as a result of such party's dealings with the party from whom indemnification is sought.

11. NOTICES. Landlord's new address for receipt of notices under the Lease is as follows:

                           CarrAmerica Realty Corporation
                           1810 Gateway Drive, Suite 150
                           San Mateo, CA 94404
                           Attention:  Vice President - Market Officer

With a copy to:            CarrAmerica Realty Corporation
                           1700 Pennsylvania Avenue, N.W.
                           Washington D.C. 20006
                           Attention:  Lease Administrator

12. TIME. Time is of the essence for each and every provision of the Amendment.

13. CONFIRMATION OF LEASE. Except as amended by this Amendment, the parties hereby agree and confirm that the Lease is in full force and effect.

         IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the Date first written above.

"Tenant"                                    "Landlord"
AG ASSOCIATES, INC.                         CARRAMERICA REALTY
a California corporation                    CORPORATION, a Maryland corporation



By: /S/ ILLEGIBLE                           By:  /S/ PHILIP L. HAWKINS
   -------------------------                     -------------------------------

Name:                                       Name:  PHILIP L. HAWKINS
   -------------------------                     -------------------------------
Its:     VICE PRESIDENT                      Its:  MANAGING DIRECTOR
   -------------------------                     -------------------------------

Date:    10/05/97                           Date:  12/17/97
   -------------------------                     -------------------------------